BOSTON SCIENTIFIC ANNOUNCES PRICING OF
$2 BILLION OF SENIOR NOTES

Natick, MA (December 10, 2009) — Boston Scientific Corporation (NYSE: BSX) today announced the pricing of a public offering of $2 billion aggregate principal amount of its senior notes under the Company’s shelf registration statement. The public offering consists of $850 million of 4.50 percent notes due January 2015, $850 million of 6.00 percent notes due January 2020 and $300 million of 7.375 percent notes due January 2040. The Company expects the offering to close on December 14, 2009, subject to standard closing conditions. Boston Scientific plans to use the net proceeds for general corporate purposes, including prepaying a portion of its bank term loan due in April 2011. The Company expects to record a pre-tax charge, not previously anticipated, of approximately $30 million (approximately $19 million after tax, or $0.01 per share) in the fourth quarter associated with the prepayment.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction. The offering is being made by means of a prospectus and related preliminary prospectus supplement only, copies of which or information concerning this offering may be obtained by contacting the joint bookrunners: Banc of America Securities LLC, Attn: Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, New York 10001, 1-800-294-1322; Deutsche Bank Securities Inc., 100 Plaza One, Floor 2, Jersey City, New Jersey 07311-3901, 1-800-503-4611, prospectusrequest@list.db.com; or J.P. Morgan Securities Inc., Attn:  Syndicate Desk, 270 Park Avenue, 8th floor, NY, NY  10017, 212-834-4533.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information on Boston Scientific, please visit: http://www.bostonscientific.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our debt issuance, use of proceeds, refinancing strategies, expected charges, future cash flow and financial performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation
Paul Donovan 508-650-8541 (office) 508-667-5165 mobile) Media Relations Boston Scientific Corporation